345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Kristen Cardillo	David DeMartino
(925) 786-4913	(646) 531-6115
kristen.cardillo@zimmerbiomet.com	david.demartino@zimmerbiomet.com

Kirsten Fallon	Zach Weiner
(781) 779-5561	(908) 591-6955
kirsten.fallon@zimmerbiomet.com	zach.weiner@zimmerbiomet.com

Zimmer Biomet Announces

Second Quarter 2025 Financial Results

•
Second quarter net sales of $2.077 billion increased 7.0% on a reported basis, 5.4% on a constant currency1 basis and 2.8% on an organic constant currency1 basis
•
Second quarter diluted earnings per share were $0.77; adjusted1 diluted earnings per share were $2.07, an increase of 3.0%
•
Company tightens full-year 2025 reported, constant currency1 and organic constant currency1 revenue growth guidance to 6.7% - 7.7%, 6.2% - 7.2% and 3.5% - 4.5%, respectively, and increases adjusted1 earnings per share financial guidance to $8.10 - $8.30

(WARSAW, IN) August 7, 2025 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended June 30, 2025. The Company reported second quarter net sales of $2.077 billion, an increase of 7.0% over the prior year period, an increase of 5.4% on a constant currency1 basis and an increase of 2.8% on an organic constant currency basis. Net earnings for the second quarter were $152.8 million, or $411.2 million on an adjusted1 basis.

Diluted earnings per share were $0.77 for the second quarter, and adjusted1 diluted earnings per share were $2.07, an increase of 3.0%.

1 Reconciliations of these measures to the corresponding U.S. generally accepted accounting principles measures are included in this press release.

“Our team delivered another solid quarter of growth, as our robust new product cycle drove significant acceleration in our U.S. Hips and Knees portfolios and continued strong growth in our global S.E.T. business,” said Ivan Tornos, Chairman, President and CEO of Zimmer Biomet. “We are excited about the early customer enthusiasm and adoption for our broad new product portfolio, which we believe will continue to fuel our growth through 2025 and beyond. Customer-centric innovation like this is central to our long-term strategy, and the recent agreement to acquire Monogram Technologies not only marks a bold step forward in surgical robotics but also exemplifies our commitment to addressing the most meaningful challenges in healthcare.”

Recent Highlights

•
Announced definitive agreement to acquire Monogram Technologies (NASDAQ: MGRM), an AI-driven robotics company, to expand Zimmer Biomet’s robotics suite with semi- and fully autonomous solutions, creating the broadest, most flexible suite of orthopedic robotics and navigation technologies to meet surgeons’ needs.
•
Signed a strategic partnership with Getinge, a global medical technology company, where Zimmer Biomet will distribute Getinge’s Operating Room capital products to Ambulatory Surgery Center customers, creating a turnkey solution.
•
Appointed Kevin Thornal as Group President, Global Businesses and the Americas.
•
Launched “This, You Can Do,” a new direct-to-patient campaign and online resource to drive awareness of Zimmer Biomet’s Knee solutions in key U.S. markets.
•
Named one of America’s Best Mid-Size Companies in 2025 by TIME; also certified as a Great Place to Work® in Colombia, India, Ireland, Poland, Puerto Rico, Saudi Arabia, Switzerland and the United States.

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three and six-month periods ended June 30, 2025, as well as the percentage change compared to the applicable prior year period, on both a reported basis and a constant currency basis. Percentage change is also presented on an organic constant currency basis to exclude the impact on net sales from the April 2025 acquisition of Paragon 28.

NET SALES - THREE MONTHS ENDED JUNE 30, 2025
(in millions, unaudited)

				Organic
			Constant	Constant
	Net		Currency	Currency
	Sales	% Change	% Change	% Change
Geographic Results
United States	$1,173.8	6.1%	6.1%	2.3%
International	903.5	8.1	4.6	3.4
Total	$2,077.3	7.0%	5.4%	2.8%
Product Categories
Knees
United States	$448.7	1.7%	1.7%	1.7%
International	377.3	4.8	1.8	1.8
Total	826.0	3.1	1.8	1.8
Hips
United States	272.5	5.2	5.2	5.2
International	263.6	6.5	2.7	2.7
Total	536.1	5.8	4.0	4.0
S.E.T. *	550.6	17.3	16.0	4.9
Technology & Data, Bone Cement and Surgical **	164.6	(0.2)	(2.2)	(2.2)
Total	$2,077.3	7.0%	5.4%	2.8%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic
** Historically referred to as "Other"

NET SALES - SIX MONTHS ENDED JUNE 30, 2025
(in millions, unaudited)

				Organic
			Constant	Constant
	Net		Currency	Currency
	Sales	% Change	% Change	% Change
Geographic Results
United States	$2,287.4	3.7%	3.7%	1.8%
International	1,699.0	4.5	4.1	3.5
Total	$3,986.4	4.0%	3.9%	2.5%
Product Categories
Knees
United States	$907.8	0.9%	0.9%	0.9%
International	711.2	3.1	3.0	3.0
Total	1,618.9	1.9	1.8	1.8
Hips
United States	536.7	4.5	4.5	4.5
International	495.2	2.3	1.9	1.9
Total	1,031.9	3.4	3.2	3.2
S.E.T. *	1,021.1	10.7	10.6	4.9
Technology & Data, Bone Cement and Surgical **	314.5	(2.4)	(2.8)	(2.8)
Total	$3,986.4	4.0%	3.9%	2.5%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic
** Historically referred to as "Other"

Amounts reported in millions are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Percentages presented are calculated from the underlying unrounded amounts.

Financial Guidance

The Company is updating its full-year 2025 financial guidance to tighten full-year 2025 reported, constant currency and organic constant currency1 revenue guidance and increase adjusted2 earnings per share financial guidance:

Projected Year Ending December 31, 2025
	Previous Guidance	Updated Guidance
2025 Reported Revenue Change	5.7% - 8.2%	6.7%- 7.7%
Foreign Currency Exchange Impact	0.0% - 0.5%	0.5%
2025 Constant Currency Revenue Change	5.7% - 7.7%	6.2% - 7.2%
2025 Organic Constant Currency Revenue Change(1)	3.0% - 5.0%	3.5% - 4.5%
Adjusted Diluted EPS(2)	$7.90 - $8.10	$8.10 - $8.30

(1)	Excludes the projected impact of the Paragon 28 acquisition. Reconciliation of this measure to the most directly comparable GAAP financial measure is included in this press release.
(2)

These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Conference Call

The Company will conduct its second quarter investor conference call today, August 7, 2025, at 8:30 a.m. ET. The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

About the Company

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X / Twitter at www.x.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today include non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Net sales change information for the three and six-month periods ended June 30, 2025 is presented on a GAAP (reported) basis and on a constant currency basis. Net sales change for those periods is also presented on an organic constant currency basis to exclude the impact on net sales from the April 2025 acquisition of Paragon 28. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases. Projected revenue change information for the year ended December 31, 2025, is also presented on an organic constant currency basis. In addition to excluding the projected effects of foreign currency exchange rates, projected 2025 organic constant currency revenue change also excludes the projected impact on net sales from the April 2025 acquisition of Paragon 28.

Net earnings and diluted earnings per share for the three and six-month periods ended June 30, 2025 and 2024 are presented on a GAAP (reported) basis and on an adjusted basis. These adjusted financial measures exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in the press release.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures. In addition, constant currency revenue, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today also include certain forward-looking non-GAAP financial measures for the year ending December 31, 2025. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of certain charges related to initial compliance with the European Union Medical Device Regulation; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; and certain legal and tax matters. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures (other than projected 2025 organic constant currency revenue change) to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management's plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financial guidance, statements regarding macro pressures, including the impact of such pressures on our business, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: competition; pricing pressures; dependence on new product development, technological advances and innovation; changes in customer demand for our products and services caused by demographic changes, obsolescence, development of different therapies or other factors; our ability to attract, retain, develop and maintain adequate succession plans for the highly skilled employees, senior management, independent agents and distributors we need to support our business; shifts in the product category or regional sales mix of our products and services; the risks and uncertainties related to our ability to successfully execute our restructuring plans; control of costs and expenses; risks related to the ability to realize the anticipated benefits of the acquisition of Paragon 28, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period; the risk that the businesses of Paragon 28 will not be integrated successfully; disruption from the Paragon 28 acquisition making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies; the effects of business disruptions affecting us, our suppliers, customers or payors, either alone or in combination with other risks on our business and operations; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; unplanned delays, disruptions and expenses attributable to our enterprise resource planning and other system updates; the ability to form and implement alliances; dependence on a limited number of suppliers for key raw materials and other inputs and for outsourced activities; the risk of disruptions in the supply of materials and components used in manufacturing or sterilizing our products; breaches or failures of our (or of our business partners’ or other third parties’) information technology systems or products, including by cyberattack, unauthorized access or theft; the outcome of government investigations; the impact of healthcare reform and cost containment measures, including efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, through reductions in reimbursement levels, repayment demands and otherwise; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; changes in tax obligations arising from examinations by tax authorities and from changes in tax laws in jurisdictions where we do business, including as a result of the “base erosion and profit shifting” project undertaken by the Organisation for Economic Co-operation and Development and otherwise; challenges to the tax-free nature of the ZimVie Inc. spinoff transaction and the subsequent liquidation of our retained interest in ZimVie Inc.; the risk of additional tax liability due to the recategorization of our independent agents and distributors to employees; changes in tariffs relating to imports to the U.S. and other countries; the risk that material impairment of the carrying value of our intangible assets, including goodwill, could negatively affect our operating results; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; changes in general industry and market conditions, including domestic and international growth, inflation and currency exchange rates; the domestic and international business impact of political, social and economic instability, tariffs, trade restrictions and embargoes, sanctions, wars, disputes and other conflicts, including on our ability to operate in, export from or collect accounts receivable in affected countries; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (“FDA”) and other government regulators relating to medical products, healthcare fraud and abuse laws and data privacy and cybersecurity laws; the success of our quality and operational excellence initiatives; the ability to remediate matters identified in inspectional observations issued by the FDA and other regulators, while continuing to satisfy the demand for our products; product liability, intellectual property and commercial litigation losses; and the ability to obtain and maintain adequate intellectual property protection. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2024, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2025 and 2024
(in millions, except per share amounts, unaudited)

	2025	2024
Net Sales	$2,077.3	$1,942.0
Cost of products sold, excluding intangible asset amortization	592.2	553.6
Intangible asset amortization	160.6	144.0
Research and development	113.3	109.4
Selling, general and administrative	814.8	737.1
Restructuring and other cost reduction initiatives	17.5	41.5
Acquisition, integration, divestiture and related	78.9	5.2
Operating expenses	1,777.3	1,590.8
Operating Profit	300.0	351.3
Other income, net	3.9	2.0
Interest expense, net	(79.3)	(51.1)
Earnings before income taxes	224.6	302.2
Provision for income taxes	71.2	59.1
Net Earnings	153.4	243.1
Less: Net earnings attributable to noncontrolling interest	0.6	0.3
Net Earnings of Zimmer Biomet Holdings, Inc.	$152.8	$242.8

Earnings Per Common Share
Basic	$0.77	$1.18
Diluted	$0.77	$1.18
Weighted Average Common Shares Outstanding
Basic	197.9	205.7
Diluted	198.3	206.4

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2025 and 2024
(in millions, except per share amounts, unaudited)

	2025	2024
Net Sales	$3,986.4	$3,831.2
Cost of products sold, excluding intangible asset amortization	1,142.0	1,065.9
Intangible asset amortization	311.6	286.1
Research and development	223.9	217.4
Selling, general and administrative	1,573.5	1,473.2
Restructuring and other cost reduction initiatives	53.5	165.9
Acquisition, integration, divestiture and related	89.5	5.5
Operating expenses	3,394.0	3,214.0
Operating Profit	592.3	617.2
Other income, net	6.9	1.9
Interest expense, net	(145.5)	(101.8)
Earnings before income taxes	453.6	517.3
Provision for income taxes	117.6	101.4
Net Earnings	336.0	415.9
Less: Net earnings attributable to noncontrolling interest	1.1	0.7
Net Earnings of Zimmer Biomet Holdings, Inc.	$334.9	$415.2

Earnings Per Common Share
Basic	$1.69	$2.02
Diluted	$1.68	$2.01
Weighted Average Common Shares Outstanding
Basic	198.4	205.4
Diluted	199.0	206.3

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	June 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$556.9	$525.5
Receivables, net	1,611.3	1,480.7
Inventories	2,454.2	2,235.3
Other current assets	431.4	430.1
Total current assets	5,053.9	4,671.5
Property, plant and equipment, net	2,175.7	2,048.8
Goodwill	9,709.5	8,951.1
Intangible assets, net	4,890.8	4,598.4
Other assets	1,035.2	1,095.5
Total Assets	$22,865.1	$21,365.3
Liabilities and Stockholders' Equity
Current liabilities	$1,879.5	$1,587.9
Current portion of long-term debt	820.0	863.0
Other long-term liabilities	878.8	1,096.6
Long-term debt	6,752.5	5,341.6
Stockholders' equity	12,534.3	12,476.2
Total Liabilities and Stockholders' Equity	$22,865.1	$21,365.3

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2025 and 2024
(in millions, unaudited)

	2025	2024
Cash flows provided by (used in) operating activities
Net earnings	$336.0	$415.9
Depreciation and amortization	526.2	481.8
Share-based compensation	40.8	55.4
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(132.0)	(104.5)
Receivables	(18.6)	(10.2)
Inventories	(40.2)	(41.8)
Accounts payable and accrued liabilities	40.4	(181.5)
Other assets and liabilities	8.3	(17.7)
Net cash provided by operating activities	761.0	597.4
Cash flows provided by (used in) investing activities
Additions to instruments	(140.2)	(147.2)
Additions to other property, plant and equipment	(94.7)	(107.8)
Net investment hedge settlements	3.5	16.5
Business combination investments, net of acquired cash	(1,226.3)	(66.5)
Acquisition of intangible assets	(32.4)	(97.3)
Other investing activities	(0.3)	(39.7)
Net cash used in investing activities	(1,490.4)	(442.0)
Cash flows provided by (used in) financing activities
Net proceeds on revolving facilities	220.0	115.0
Proceeds from senior notes	1,748.1	-
Redemption of senior notes	(863.0)	-
Dividends paid to stockholders	(95.3)	(98.8)
Proceeds from employee stock compensation plans	17.1	63.0
Business combination contingent consideration payments	(17.4)	(1.5)
Debt issuance costs	(17.3)	-
Repurchase of common stock	(237.0)	(199.5)
Other financing activities	(16.1)	(20.3)
Net cash provided by (used in) financing activities	739.2	(142.0)
Effect of exchange rates on cash and cash equivalents	21.6	(9.0)
Change in cash and cash equivalents	31.4	4.4
Cash and cash equivalents, beginning of year	525.5	415.8
Cash and cash equivalents, end of period	$556.9	$420.1

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY AND ORGANIC CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	June 30, 2025 vs. 2024
					Organic
		Foreign	Constant	Paragon	Constant
		Exchange	Currency	28	Currency
	% Change	Impact	% Change	Impact	% Change
Geographic Results
United States	6.1%	-%	6.1%	3.8%	2.3%
International	8.1	3.5	4.6	1.2	3.4
Total	7.0%	1.6%	5.4%	2.6%	2.8%
Product Categories
Knees
United States	1.7%	-%	1.7%	-%	1.7%
International	4.8	3.0	1.8	-	1.8
Total	3.1	1.3	1.8	-	1.8
Hips
United States	5.2	-	5.2	-	5.2
International	6.5	3.8	2.7	-	2.7
Total	5.8	1.8	4.0	-	4.0
S.E.T.	17.3	1.3	16.0	11.1	4.9
Technology & Data, Bone Cement and Surgical	(0.2)	2.0	(2.2)	-	(2.2)
Total	7.0%	1.6%	5.4%	2.6%	2.8%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY AND ORGANIC CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Six Months Ended
	June 30, 2025 vs. 2024
					Organic
		Foreign	Constant	Paragon	Constant
		Exchange	Currency	28	Currency
	% Change	Impact	% Change	Impact	% Change
Geographic Results
United States	3.7%	-%	3.7%	1.9%	1.8%
International	4.5	0.4	4.1	0.6	3.5
Total	4.0%	0.1%	3.9%	1.4%	2.5%
Product Categories
Knees
United States	0.9%	-%	0.9%	-%	0.9%
International	3.1	0.1	3.0	-	3.0
Total	1.9	0.1	1.8	-	1.8
Hips
United States	4.5	-	4.5	-	4.5
International	2.3	0.4	1.9	-	1.9
Total	3.4	0.2	3.2	-	3.2
S.E.T.	10.7	0.1	10.6	5.7	4.9
Technology & Data, Bone Cement and Surgical	(2.4)	0.4	(2.8)	-	(2.8)
Total	4.0%	0.1%	3.9%	1.4%	2.5%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF PROJECTED FULL-YEAR 2025 REPORTED REVENUE CHANGE TO
ORGANIC CONSTANT CURRENCY REVENUE CHANGE
(unaudited)

Projected
Full-year 2025
Reported revenue change	6.7 - 7.7%
Less: Foreign currency exchange impact	0.5
Less: Paragon 28	2.7
Organic constant currency revenue change	3.5 - 4.5%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED JUNE 30, 2025 and 2024
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2025
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	Interest expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$592.2	$160.6	$113.3	$814.8	$17.5	$78.9	$3.9	$(79.3)	$71.2	$152.8	$0.77
Inventory and manufacturing-related charges(1)	(17.0)	-	-	-	-	-	-	-	4.7	12.3	0.06
Intangible asset amortization(2)	-	(160.6)	-	-	-	-	-	-	32.6	128.0	0.65
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(17.5)	-	-	-	3.9	13.6	0.07
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(78.9)	-	-	13.4	65.5	0.33
European Union Medical Device Regulation(6)	-	-	(4.3)	-	-	-	-	-	1.0	3.3	0.02
Other charges(7)	-	-	-	(0.3)	-	-	(0.5)	0.8	0.1	0.5	-
Other certain tax adjustments(8)	-	-	-	-	-	-	-	-	(35.2)	35.2	0.18
As Adjusted	$575.2	$-	$109.0	$814.5	$-	$-	$3.4	$(78.5)	$91.7	$411.2	$2.07

FOR THE THREE MONTHS ENDED JUNE 30, 2024
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$553.6	$144.0	$109.4	$737.1	$41.5	$5.2	$2.0	$59.1	$242.8	$1.18
Inventory and manufacturing-related charges(1)	(2.7)	-	-	-	-	-	-	1.2	1.5	0.01
Intangible asset amortization(2)	-	(144.0)	-	-	-	-	-	29.4	114.6	0.56
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(41.5)	-	-	9.3	32.2	0.16
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(5.2)	-	0.6	4.6	0.02
Litigation(5)	-	-	-	(0.1)	-	-	-	-	0.1	-
European Union Medical Device Regulation(6)	-	-	(7.6)	-	-	-	-	1.8	5.8	0.03
Other charges(7)	-	-	-	(0.2)	-	-	4.1	1.4	2.9	0.01
Other certain tax adjustments(8)	-	-	-	-	-	-	-	(10.4)	10.4	0.05
As Adjusted	$550.9	$-	$101.8	$736.7	$-	$-	$6.1	$92.4	$415.0	$2.01

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(in millions, except per share amounts, unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2025
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	Interest expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,142.0	$311.6	$223.9	$1,573.5	$53.5	$89.5	$6.9	$(145.5)	$117.6	$334.9	$1.68
Inventory and manufacturing-related charges(1)	(23.2)	-	-	-	-	-	-	-	6.8	16.4	0.08
Intangible asset amortization(2)	-	(311.6)	-	-	-	-	-	-	60.8	250.8	1.26
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(53.5)	-	-	-	11.1	42.4	0.21
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(89.5)	-	-	15.3	74.2	0.37
European Union Medical Device Regulation(6)	-	-	(8.7)	-	-	-	-	-	1.9	6.8	0.04
Other charges(7)	-	-	-	(0.2)	-	-	(0.5)	5.6	2.8	2.5	0.01
Other certain tax adjustments(8)	-	-	-	-	-	-	-	-	(44.3)	44.3	0.22
As Adjusted	$1,118.8	$-	$215.3	$1,573.4	$-	$-	$6.4	$(139.9)	$172.0	$772.3	$3.88

FOR THE SIX MONTHS ENDED JUNE 30, 2024
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,065.9	$286.1	$217.4	$1,473.2	$165.9	$5.5	$1.9	$101.4	$415.2	$2.01
Inventory and manufacturing-related charges(1)	(3.8)	-	-	-	-	-	-	2.0	1.8	0.01
Intangible asset amortization(2)	-	(286.1)	-	-	-	-	-	57.2	228.9	1.11
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(165.9)	-	-	37.1	128.8	0.62
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(5.5)	-	1.0	4.5	0.02
Litigation(5)	-	-	-	(0.1)	-	-	-	-	0.1	-
European Union Medical Device Regulation(6)	-	-	(13.4)	-	-	-	-	3.1	10.3	0.05
Other charges(7)	-	-	-	-	-	-	6.4	1.9	4.5	0.02
Other certain tax adjustments(8)	-	-	-	-	-	-	-	(20.5)	20.5	0.10
As Adjusted	$1,062.1	$-	$204.0	$1,473.1	$-	$-	$8.2	$183.3	$814.7	$3.95

(1)
Inventory and manufacturing-related charges include inventory step-up expense, excess and obsolete inventory charges on certain product lines we intend to discontinue, the acceleration of depreciation and fixed overhead costs expensed immediately related to a manufacturing plant shutdown, and other inventory and manufacturing-related charges or gains. Inventory step-up expense represents the incremental expense of inventory sold recognized at its fair value after business combination accounting is applied versus the expense that would have been recognized if sold at its cost to manufacture. Since only the inventory that existed at the business combination date was stepped-up to fair value, we believe excluding the incremental expense provides investors useful information as to what our costs may have been if we had not been required to increase the inventory's book value to fair value.
(2)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(3)
In December 2019, 2021 and 2023, and in February 2025, we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie, Inc. ("ZimVie"). Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(4)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period. The expenses in the three and six-month periods ended June 30, 2025, include $43.4 million of compensation expense related to the discretionary accelerated vesting of Paragon 28 unvested restricted stock units as agreed upon as part of the merger agreement.
(5)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to patent litigation and product liability litigation. Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(6)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period was extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources.
(7)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include gains and losses from changes in fair value on our equity investments, among other various costs. In addition, in February 2025 we issued senior notes in order to have the necessary cash-on-hand to acquire Paragon 28 once regulatory approval was received. We have excluded from our non-GAAP financial measures the interest on this debt related to the principal amount of the estimated purchase price and acquisition-related costs up through the acquisition date. Interest expense subsequent to the acquisition date has not been excluded.
(8)
Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions, and impacts of significant tax reform including Swiss reform. In June 2025, we recognized tax expense related to certain unremitted foreign earnings that were previously expected to remain permanently reinvested in those foreign subsidiaries.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 and 2024
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$378.2	$369.4	$761.0	$597.4
Additions to instruments	(80.5)	(65.2)	(140.2)	(147.2)
Additions to other property, plant and equipment	(50.0)	(52.7)	(94.7)	(107.8)
Free cash flow	$247.7	$251.5	$526.1	$342.4

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN
TO ADJUSTED GROSS PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 and 2024
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Sales	$2,077.3	$1,942.0	$3,986.4	$3,831.2
Cost of products sold, excluding intangible asset amortization	592.2	553.6	1,142.0	1,065.9
Intangible asset amortization	160.6	144.0	311.6	286.1
Gross Profit	$1,324.5	$1,244.4	$2,532.8	$2,479.2

Inventory and manufacturing-related charges	17.0	2.7	23.2	3.8
Intangible asset amortization	160.6	144.0	311.6	286.1
Adjusted gross profit	$1,502.1	$1,391.1	$2,867.6	$2,769.1

Gross margin	63.8%	64.1%	63.5%	64.7%
Inventory and manufacturing-related charges	0.8	0.1	0.6	0.1
Intangible asset amortization	7.7	7.4	7.8	7.5
Adjusted gross margin	72.3%	71.6%	71.9%	72.3%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 and 2024
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating profit	$300.0	$351.3	$592.3	$617.2
Inventory and manufacturing-related charges	17.0	2.7	23.2	3.8
Intangible asset amortization	160.6	144.0	311.6	286.1
Restructuring and other cost reduction initiatives	17.5	41.5	53.5	165.9
Acquisition, integration, divestiture and related	78.9	5.2	89.5	5.5
Litigation	-	0.1	-	0.1
European Union Medical Device Regulation	4.3	7.6	8.7	13.4
Other charges	0.3	0.2	0.2	-
Adjusted operating profit	$578.5	$552.6	$1,079.0	$1,092.0

Operating profit margin	14.4%	18.1%	14.9%	16.1%
Inventory and manufacturing-related charges	0.8	0.1	0.6	0.1
Intangible asset amortization	7.7	7.4	7.8	7.5
Restructuring and other cost reduction initiatives	0.8	2.1	1.3	4.3
Acquisition, integration, divestiture and related	3.8	0.3	2.2	0.1
European Union Medical Device Regulation	0.2	0.4	0.2	0.3
Adjusted operating profit margin	27.8%	28.5%	27.1%	28.5%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 and 2024
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Effective tax rate	31.7%	19.6%	25.9%	19.6%
Tax effect of adjustments made to earnings before taxes(1)	2.2	2.0	2.1	2.8
Other certain tax adjustments (2)	(15.7)	(3.4)	(9.8)	(4.0)
Adjusted effective tax rate	18.2%	18.2%	18.2%	18.4%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; litigation; European Union Medical Device Regulation; and other charges

(2) Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions, and impacts of significant tax reform including Swiss reform. In June 2025 we recognized tax expense related to certain unremitted foreign earnings that were previously expected to remain permanently reinvested in those foreign subsidiaries.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF JUNE 30, 2025 and DECEMBER 31, 2024
(in millions, unaudited)

	June 30, 2025	December 31, 2024
Debt, both current and long-term	$7,572.5	$6,204.6
Cash and cash equivalents	(556.9)	(525.5)
Net debt	$7,015.6	$5,679.1